Exhibit 10.17

OMNIBUS FEE AMENDMENT AGREEMENT

March 22, 2023

This Omnibus Fee Amendment Agreement (the “Agreement”), dated as of the date hereof, is made by and between KludeIn I Acquisition Corp. (the “Company”) and Near Intelligence Holdings Inc. (the “Target”), on the one hand, and Cantor Fitzgerald & Co. (“CF&CO”) and CF Principal Investments LLC (“CFPI”), an affiliate of CF&CO, on the other hand.

RECITALS

WHEREAS, on or about the date hereof, the Company will consummate a business combination with the Target, pursuant to the Merger Agreement, dated as of May 18, 2022, as amended to date, by and among the Company, the Target and the other parties thereto (the “Business Combination”).

WHEREAS, pursuant to the Common Stock Purchase Agreement between the Company and CFPI, dated as of May 18, 2022 (the “Purchase Agreement”), the Company previously agreed to pay to CFPI an aggregate of $2,000,000 in Commitment Shares (the “Commitment Fee”) on or prior to the Commencement Date. Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, on May 18, 2022, in connection with entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement with CFPI (the “Registration Rights Agreement”), pursuant to which, the Company agreed to register the resale of the Registrable Securities (as defined therein), upon the terms and subject to the conditions set forth therein.

WHEREAS, pursuant to the letter agreement between the Company and CF&CO, dated as of September 16, 2021 (the “Engagement Letter”), the Company previously agreed to pay to CF&CO a certain non-refundable cash fee upon the closing of the Financing and the Target Business Combination (as such terms are defined in the Engagement Letter).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Target, on the one hand, and CF&CO and CFPI, on the other hand, hereby agree as follows:

1.	The Company hereby agrees to pay CFPI, in lieu of the Commitment Fee otherwise payable to CFPI in Commitment Shares pursuant to the Purchase Agreement, a non-refundable cash fee equal to $2,000,000 (the “Cash Fee”), payable on or prior to May 31, 2023.

2.	CF&CO hereby agrees to accept, in lieu of the cash fee otherwise payable to it set forth in Section 3(a) of the Engagement Letter (the “Advisory Cash Fee”), the number of shares (the “Advisory Fee Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) equal to the greater of (i) 600,000 shares of Common Stock and (ii) the quotient obtained by dividing (x) $6,000,000 by (y) the VWAP of the Common Stock over the five trading days immediately preceding the date of the initial filing of the Registration Statement covering the resale of the Advisory Fee Shares, as described below; provided, however, that the amount set forth in clause (y) shall not be less than $2.06.

3.	The Company shall deliver the Advisory Fee Shares by irrevocable instruction from the Company to its duly appointed transfer agent no later than thirty (30) days following the date of the closing of the Business Combination (the “Closing”). All Advisory Fee Shares shall be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such Advisory Fee Shares (other than any restrictions that may arise due to applicable securities laws).

4.	The Company hereby agrees it shall prepare and, as soon as practicable, but in no case greater than thirty (30) days after the Closing, file with the Commission an initial Registration Statement on Form S-1 (or any successor form) to register the resale of the Advisory Fee Shares by CF&CO (or its affiliates) under the Securities Act, and shall use its best efforts to have it declared effective by the Commission (i) by the 60th calendar day after the date of filing thereof, if the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed by the Commission or (ii) by the 90th calendar day after the date of filing thereof, if such Registration Statement is subject to review by the Commission, to the same extent and subject to the same terms and conditions, for all intents and purposes, as “Registrable Securities” within the meaning of the Registration Rights Agreement, mutatis mutandis, as if they were Registrable Securities (the “Registration Rights Obligation”). As such, all references to the “Commitment Shares” in the Registration Rights Agreement shall be deemed to refer instead to the Advisory Fee Shares.

5.	If the Business Combination does not directly or indirectly provide for the assumption by the surviving entity of the Business Combination (the “Surviving Entity”) of the Company’s obligations hereunder, the Company shall ensure that such Surviving Entity agrees to execute and deliver to CFPI and CF&CO a joinder agreement, in form and substance reasonably satisfactory to CFPI and CF&CO, pursuant to which such Surviving Entity shall join this Agreement as a signatory and a party and thus to be subject to all of the terms and conditions set forth herein. In addition, in connection with the Business Combination, the Company will, and will cause such Surviving Entity to, comply with the obligations and covenants of the Company set forth in this Agreement.

6.	For a period of twenty-four (24) months after the date hereof, CF&CO shall have the right, but not the obligation, to act as (i) a managing underwriter or placement agent for any financing by on behalf of the Company (or the Surviving Entity, if not the Company) involving the primary or secondary offering or sale of public equity securities of the Company (or Surviving Entity, if not the Company), including, without limitation, a private placement of public equity securities (but, for the avoidance of doubt, CF&CO will have no rights hereunder with respect to any debt securities, including, without limitation, convertible debt securities, offered or sold by or on behalf of the Company (or the Surviving Entity, if not the Company)), and to receive at least 50% of the aggregate gross spread or fees from any such financing, and (ii) a financial advisor to the Company (or Surviving Entity, if not the Company), in the event of any potential acquisition, disposition or other extraordinary corporate transaction involving the Company (or Surviving Entity, if not the Company), or any of its assets, securities or businesses, whether by way of purchase or sale of securities or assets, merger, consolidation, reorganization or otherwise, and to receive at least 50% of the aggregate fees and other economics paid to financial advisors in such transaction, in each case, on terms and conditions (including receipt of internal committee approvals) customary for global investment banks (and agreed by CF&CO and the Company or the Surviving Entity, as applicable, acting in good faith) for similar transactions, which terms and conditions will be embodied in one or more separate written agreements. It is acknowledged and agreed with respect to any transaction subject to this Section 7 that is subject to the rules of the Financial Industry Regulatory Authority (“FINRA”) and that the Company’s obligations to pay fees in an amount customary for such a transaction will meet any restrictions imposed by FINRA.

7.	Each of the Company and the Target, on the one hand, and CF&CO and CFPI, on the other hand, will, upon request of the other, execute such other documents, instruments or agreements as may be reasonable or necessary to effectuate the agreements set forth herein. All obligations set forth herein shall survive any termination of this Agreement.

Sections 10.2, 10.4, 10.5, 10.6, 10.9, 10.11 and 10.13 of the Purchase Agreement are hereby incorporated into this letter agreement. Except as expressly set forth herein, the provisions of the Purchase Agreement and the Engagement Letter are not amended and remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized signatory as of the date first set forth above.

KLUDEIN I ACQUISITION CORP.		CANTOR FITZGERALD & CO.

By:	/s/ Narayan Ramachandran	By:	/s/ Sage Kelly
Name:	Narayan Ramachandran	Name:	Sage Kelly
Title:	Chairman & CEO	Title:

NEAR INTELLIGENCE HOLDINGS INC.		CF PRINCIPAL INVESTMENTS LLC

By:	/s/ Rahul Agarwal	By:	/s/ Mark Kaplan
Name:	Rahul Agarwal	Name:	Mark Kaplan
Title:	CFO	Title:	Global Chief Operating Officer

[Signature page to Omnibus Fee Amendment Agreement]

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